UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2012

NILE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 West 4th Ave., Suite 400

San Mateo, California 94402

(Address of Principal Executive Offices)

(650) 458-2670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On October 28, 2012, Frank Litvack, M.D., notified Nile Therapeutics, Inc. (the “Company”) that he was resigning from the Company’s Board of Directors, effectively immediately.

Amendment to Compensation of President and CEO

On November 5, 2012, the Company entered into a letter agreement with Darlene Horton, M.D., its President and Chief Executive Officer, pursuant to which Dr. Horton agreed to reduce her monthly salary to $100 effective November 1, 2012, and defer the balance of her $28,314 monthly base salary (the “Deferred Salary”) until such time as the Company completes an Interim Financing Event (defined below). The term “Interim Financing Event” means the consummation on or before December 31, 2013, of one or more transactions pursuant to which the Company shall have received, whether by a financing, strategic transaction or another means (or any combination thereof), an aggregate of at least $1,000,000 in gross proceeds.

The foregoing summary of the November 5, 2012 letter agreement is qualified in its entirety by reference to the complete letter agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Information.

The amendment to Dr. Horton’s compensation arrangement, as described above under Item 5.02, was taken in order to conserve the Company’s cash resources. As the Company previously disclosed in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the Commission on August 14, 2012, its cash resources were only sufficient to continue funding its operations into the fourth quarter of 2012 and that it would need to raise additional capital in order to fund the further development of its clinical programs and to otherwise fund its continued operations. Although the Company has been actively seeking additional capital, which has included exploring alternative financing transactions, strategic partnering agreements and other corporate transactions, it has not been able to complete any such transactions or otherwise obtain the additional capital it needs to fund its operations. The Company estimates that its current cash resources and other sources of working capital are sufficient to continue its operating activities and otherwise meet its obligations through approximately the end of November 2012. Accordingly, unless the Company is able to obtain additional and immediate capital prior to such date, it may be forced to cease its operations.

In order to further conserve the Company’s cash resources, the Company does not intend to file its Form 10-Q for the quarter ended September 30, 2012 unless it first obtains additional capital. If the Company does not remain current in its SEC reporting obligations, its common stock will no longer be eligible for quotation on the OTCQB Tier of the OTC Markets, LLC, and it is likely that trading in its common stock will be conducted on the lower “Pink Sheet” tiers of the OTC Markets. Stocks traded on the Pink Sheets are often done without current public information concerning their issuers, which makes trading highly illiquid. As a result, investors in the Company’s common stock may not be able to sell their shares at times and at the prices they desire.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement between Nile Therapeutics, Inc. and Darlene Horton, M.D., dated November 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NILE THERAPEUTICS, INC.

Date: November 5, 2012	By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement between Nile Therapeutics, Inc. and Darlene Horton, M.D., dated November 5, 2012.

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